                                                                       EXHIBIT 1
                                1,200,000 SHARES
                 (PLUS 180,000 SHARES TO COVER OVER-ALLOTMENTS)


                            BROUGHTON FOODS COMPANY
                    COMMON STOCK, PAR VALUE $1.00 PER SHARE


                             UNDERWRITING AGREEMENT



                                                                 ________ , 1997


ADVEST, INC.
FERRIS, BAKER WATTS, INCORPORATED
c/o Advest, Inc.
One Rockefeller Plaza, 20th Floor
New York, New York  10020

Ladies and Gentlemen:

                 BROUGHTON FOODS COMPANY, an Ohio corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of 1,200,000 shares (the "Firm Shares") of the Company's common stock, par value $1.00 per share (the "Common Stock").

                 In addition, in order to cover over-allotments in the sale of the Firm Shares, the Underwriters may, at the Underwriters' election and subject to the terms and conditions stated herein, purchase ratably in proportion to the amounts set forth opposite their respective names in Schedule I hereto, up to 180,000 additional shares of Common Stock from the Company (such additional shares of Common Stock, the "Option Shares"). The Firm Shares and the Option Shares are referred to collectively as the "Shares."

                 Concurrently with or prior to the consummation of the transactions contemplated by this Agreement, Southern Belle Dairy Company, Inc., a Kentucky corporation ("Southern Belle"), will merge with and into the Company (the "Southern Belle Acquisition"), with the Company being the surviving entity, pursuant to an agreement and plan of merger, dated September 29, 1997 (the "Southern Belle Acquisition Agreement"), and Southern Belle thereafter will no longer have a separate corporate existence and will operate as a division of the Company.

                 The Company, intending to be legally bound, hereby confirms its agreement with the Underwriters as follows:

         1.               Registration Statement and Prospectus.

         A registration statement on Form S-1 (File No. 333-37387) with respect to the Shares, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either
(i) if such registration statement, as it may have been amended, has become effective under the Act and information has been omitted therefrom in accordance with Rule 430A under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement) with such changes or insertions as are required by Rule 430A or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Underwriters, or
(ii) if such registration statement, as it may have been amended, has not become effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been provided to and approved by the Underwriters prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective and as thereafter amended by post-effective amendment, including (A) all financial statements, schedules and exhibits thereto, (B) all documents (or portions thereof) incorporated by reference therein, and (C) any registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Act relating to the offering covered by the initial registration statement (the "Rule 462(b) Registration Statement"). The term "Preliminary Prospectus" means each prospectus subject to completion included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus (as hereinafter defined), including all financial statements, schedules and exhibits thereto. The term "Prospectus" means the prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement shall mean the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy





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
thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                          2.1              No order preventing or suspending
the use of any Preliminary Prospectus has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction. If the Registration Statement has become effective under the Act, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened or, to the knowledge of the Company, contemplated by the Commission or the securities authority of any state or other jurisdiction.

                          2.2              When any Preliminary Prospectus was
filed with the Commission it contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder. When the Registration Statement or any amendment thereto was or is declared effective, and at each Time of Delivery (as hereinafter defined), it
(i) contained and will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at each Time of Delivery, the Prospectus, as amended or supplemented at any such time, (i) contained and will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act. Each Preliminary Prospectus and Prospectus filed pursuant to the requirements of Regulation S-T under the Act via EDGAR was identical (other than for formatting and page





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
numbering differences) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Stock. The foregoing provisions of this Section do not apply to statements or omissions made in the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein. It is understood that the statements set forth in the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto (X) in the last paragraph of the cover page of the Prospectus, (Y) on the inside cover page with respect to stabilization and passive market making, and (Z) in the third and ninth paragraphs and the list of Underwriters under the section in the Registration Statement entitled "Underwriting," constitute the only written information furnished to the Company by or on behalf of any Underwriter through you specifically for use in the Registration Statement or any amendment thereto or the Prospectus and any amendment or supplement thereto, as the case may be.

                          2.3              The Company has been duly
incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus. The Company has full power and authority (corporate and other) to enter into this Agreement and to perform its obligations hereunder. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify could not have a material adverse effect on the financial condition, business or results of operations (a "Material Adverse Effect") of the Company.

                          2.4              The Company's authorized, issued and
outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company, have been duly authorized and validly issued, are fully paid and nonassessable and conform to the descriptions of the Common Stock contained in the Prospectus. None of the issued shares of capital stock of the Company has been issued or is owned or held in violation of any statutory (or to the knowledge of the Company, any other) preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of capital stock of the Company) has any statutory (or to the knowledge of the Company, any other) preemptive or other rights to subscribe for any of the Shares. None of the capital stock of the Company has been issued in violation of applicable federal or state securities laws.

                          2.5              Other than the subsidiaries, if any,
listed on Exhibit 21 to the Registration Statement and on Exhibit A hereto





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
and the equity securities held in the investment portfolios of the Company and such subsidiaries (the composition of which is not materially different than the disclosures in the Prospectus as of specific dates), the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

                          2.6              Except as disclosed in the
Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company,
(ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

                          2.7              Since the respective dates as of
which information is given in the Registration Statement and the Prospectus,
(i) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company, (ii) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (iii) there has not been any change in the capital stock, long-term debt or short-term debt of the Company, and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial condition, business or results of operations of the Company, other than as disclosed in or contemplated by the Prospectus.

                          2.8              There are no contracts, agreements
or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or, requiring the Company to include such securities in the securities registered pursuant to the Registration Statement (or any such right has been effectively waived) or requiring the registration of any securities pursuant to any other registration statement filed by the Company under the Act. Neither the filing of the Registration Statement nor the offering or sale of Shares as contemplated by this Agreement gives any security holder of the Company any rights for or relating to the registration of any shares of Common Stock or any other capital stock of the Company, except such as have been satisfied or waived.

                          2.9              The Company is not in (i) violation
of its certificate or articles of incorporation, by-laws or regulations or other organizational documents, (ii) violation of any law,





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
ordinance, administrative or governmental rule or regulation applicable to the Company or of any decree of any court or governmental agency or body having jurisdiction over the Company, or (iii) default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties may be bound, and no condition or state of facts exists, which with the passage of time or the giving of notice or both, would constitute such a default, except in the case of (ii) and (iii), for such violations or defaults which would not have a Material Adverse Effect on the Company.

                          2.10             The Company has good and marketable
title in fee simple to all real property and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as could not have a Material Adverse Effect on the Company, and do not interfere, in any material respect, with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held under valid, subsisting and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere, in any material respect, with the use made or proposed to be made of such property and buildings by the Company.

                          2.11             Neither the offer, issuance, sale
and delivery of the Shares or the execution of this Agreement by the Company nor the consummation by the Company of the transactions contemplated herein (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except the registration of the Shares under the Act and of the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which have been or will be effected prior to the date of this Agreement, and such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters), (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation, bylaws or regulations or other organizational documents of the Company, (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company is a party or by which its properties may be bound, (iv) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its properties, or (v) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of





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
the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its properties or assets or any of them is subject, except for any missing consent, approval, authorization, order, registration or filing, or any conflict, breach, lien, charge or encumbrance, which would not have a Material Adverse Effect on the Company.

                          2.12             Other than as disclosed in the
Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation (including, without limitation, any Food and Drug Administration regulatory proceeding) pending or, to the Company's knowledge, threatened in which the Company is a party or of which any of its properties or assets are the subject which, if determined adversely to the Company, could have a Material Adverse Effect on the Company.

                          2.13             Coopers & Lybrand LLP, which have
certified certain financial statements of the Company included in the Registration Statement and the Prospectus, are independent public accountants to the Company as required by the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder.

                          2.14             (i) The financial statements and
schedules (including the related notes) of the Company included in the Registration Statement, the Prospectus and/or any Preliminary Prospectus were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and fairly present the financial position and results of operations of each of the Company and of Southern Belle and its subsidiaries, on a consolidated basis, at the dates and for the periods presented. The selected financial data set forth under the captions "Summary Financial Data," "Selected Financial Data," "Unaudited Pro Forma Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein, and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement; (ii) the unaudited interim financial statements included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Rule 10-01 of Regulation S-X under the Act; (iii) the Company's pro forma financial statements, together with the related notes included in the Registration Statement and Prospectus (and any amendment or supplement thereto) have been prepared in good faith on the basis of the assumptions described in the Registration Statement and the Prospectus and such assumptions are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein and such pro forma financial statements otherwise comply in all material respects with the requirements of Article 11 of Regulation S-X



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
under the Act; and (iv) the other historical and pro forma, financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with the books and records of the Company.

                          2.15             This Agreement has been duly
authorized, executed and delivered by the Company and, assuming due execution by the Underwriters, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

                          2.16             When the Shares to be sold by the
Company hereunder have been duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The certificates representing the Shares are in proper legal form under, and conform in all respects to the requirements of, the Ohio Revised Code and the requirements of the Nasdaq National Market.

                          2.17             The Company has not distributed and
will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a Preliminary Prospectus, the Prospectus and other material, if any, permitted by the Act.

                          2.18             Neither the Company nor any of its
officers, directors or affiliates has (i) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.


                          2.19             The Company owns or has the right to
use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, trade secrets, proprietary or other confidential information and intangible properties and assets (collectively, "Intangibles"),





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
the loss of any of which could have a Material Adverse Effect on the Company; and, to the best knowledge of the Company, the Company has not infringed or is infringing, and the Company has not received notice of infringement with respect to, asserted Intangibles of others.

                          2.20             The Company makes and keeps accurate
books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the Company's financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company is permitted only in accordance with management's authorization and
(iv) the recorded accountability for assets of the Company is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                          2.21             The Company has filed all foreign,
federal, state and local tax returns that are required to be filed by it and has paid all taxes shown as due on such returns as well as all other taxes, assessments and governmental charges that are due and payable except for taxes being contested in good faith; and no material deficiency with respect to any such return has been assessed or proposed.

                          2.22             Each of the Company's employee
benefit plans, profit sharing plans, employee pension benefit plans, employee welfare benefit plans, equity-based plan or deferred compensation plans or arrangements (collectively, the "Plans") that is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder ("ERISA") is in compliance in all material respects with all applicable laws, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and has been operated and administered in all material respects in accordance with their terms.

                          2.23             No material labor dispute exists
with the Company's employees, and no such labor dispute is threatened. The Company has no knowledge of any existing or threatened labor disturbance by the employees of any of its principal agents, suppliers, contractors or customers that could have a Material Adverse Effect on the Company.

                          2.24             The Company has received all
permits, licenses, franchises, authorizations, registrations, qualifications and approvals (collectively, "Permits") of governmental or regulatory authorities (including, without limitation, state and/or other food and drug regulatory authorities) as may be required of it to own its properties and conduct its business in the manner





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
described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; and the Company has fulfilled and performed all of its material obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such Permits contain no restrictions that materially affect the ability of the Company to conduct its business and no food and drug regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company.

                          2.25             The Company is not an "investment
company" or a company "controlled" by an investment company as such terms are defined in Sections 3(a) and 2(a)(9), respectively, of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and, the Company conducts its business as set forth in the Registration Statement and the Prospectus, will not become an "investment company" and will not be required to register under the Investment Company Act.

                          2.26             The Company has entered into the
Southern Belle Acquisition Agreement and has taken all actions as are necessary and appropriate to cause the transactions contemplated by the Southern Belle Acquisition Agreement to occur concurrently with or prior to the consummation of the transactions contemplated by this Agreement. The Company has no reason to believe that the transactions contemplated by the Southern Belle Acquisition Agreement will not be consummated or, if consummated, will be consummated on terms different than those set forth in the Registration Statement.

         3.               Representations and Warranties of Southern Belle.
Southern Belle represents and warrants to, and agrees with, each of the Underwriters that:

                          3.1              Notwithstanding any limitations
contained in the Southern Belle Acquisition Agreement, Southern Belle expressly acknowledges and agrees that each of the Underwriters may rely upon each of the representations and warranties rendered by Southern Belle to the Company pursuant to Section 4 of the Southern Belle Acquisition Agreement as if each such representation and warranty is set forth in this Section 3 in full and rendered to the Underwriters by Southern Belle in connection with this Agreement.

                          3.2              This Agreement has been duly
authorized, executed and delivered by Southern Belle and, assuming due execution by the Underwriters, constitutes the valid and binding agreement of Southern Belle, enforceable against Southern Belle in accordance with its terms, subject, as to enforcement, to applicable





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
bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

                          3.3              The execution of this Agreement by
Southern Belle does not, and will not, (i) conflict with or constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which Southern Belle is a party or by which its properties may be bound, (ii) violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to Southern Belle or any of its properties, or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Southern Belle pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its properties or assets or any of them is subject, except for any missing consent, approval, authorization, order, registration or filing, or any conflict, breach, lien, charge or encumbrance, which would not have a Material Adverse Effect on Southern Belle.

                          3.4              Baird, Kurtz & Dobson , which
have certified certain financial statements of Southern Belle and its subsidiaries included in the Registration Statement and the Prospectus, are independent public accountants to Southern Belle as required by the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder.

         4.               Purchase and Sale of Shares.

                          4.1              Subject to the terms and conditions
herein set forth, the Company, agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from
the Company, at a purchase price of [          ] dollars and [ ] cents ($[ ])
per share (the "Per Share Price"), the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company as set forth in the first paragraph of this Agreement by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto, and the denominator of which is the aggregate number of Firm Shares to be purchased by the Underwriters hereunder.

                          4.2              The Company hereby grants to the
Underwriters the right to purchase at their election in whole or in part from time to time up to 180,000 Option Shares, at the Per Share Price, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Option Shares may be exercised by written notice from the Underwriters to the Company,





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
given from time to time within a period of 30 calendar days after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading) and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as hereinafter defined) or, unless the Underwriters otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. In the event the Underwriters elect to purchase all or a portion of the Option Shares, the Company agrees to furnish or cause to be furnished to the Underwriters all of the certificates, letters and opinions, and to satisfy all of the other conditions set forth in Section 9 hereof at each Subsequent Time of Delivery (as hereinafter defined).

                          4.3              In making this Agreement, each
Underwriter is contracting severally, and not jointly, and the agreement of each Underwriter is to purchase only that number of shares specified with respect to that Underwriter in Schedule I hereto. No Underwriter shall be under any obligation to purchase any Option Shares prior to an exercise of the option with respect to such Shares granted pursuant to Section 3.2 hereof.

         5. Offering by the Underwriters. Upon the release of the Shares, the Underwriters propose to offer the Shares for sale upon the terms and conditions disclosed in the Prospectus.

         6. Delivery of Shares; Closing. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as the Underwriters may request upon at least 48 hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriters against payment by such Underwriter of the purchase price therefor by wire transfer of next day funds to an account specified by the Company at least 48 hours' in advance of the Time of Delivery. The closing of the sale and purchase of the Shares shall be held at the offices of Arnold & Porter, 555 12th Street, N.W., Washington, D.C. 20004, except that physical delivery of such certificates shall be made at the office of The Depository Trust Company, 55 North Water Street, New York, New York 10041. The time and date of such delivery and payment shall be, with respect to the Firm Shares, at 10:00 AM, New York time, on the third (3rd) full business day after this Agreement is executed or at such other time and date as the Underwriters and the Company may agree upon in writing, and, with respect to the Option Shares, at 10:00 AM, New York, New York time, on the date specified by the Underwriters in a written notice given by them regarding their election to purchase all or part of such Option Shares, or at such other time and date as the Underwriters and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of any Option Shares, if not the First Time of Delivery, is herein called a "Subsequent Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." The Company will make such certificates available for checking and packaging at least 24 hours prior to each Time of Delivery at the office of The Depository Trust Company, 55 North Water Street, New York, New York 10041 or at such other location specified by you in writing at least 48 hours prior to such Time of Delivery.

         7. Covenants of the Company. The Company covenants and agrees with each of the Underwriters that:

                          7.1              The Company will use its best
efforts to cause the Registration Statement, if not effective prior to the execution and delivery of this Agreement, to become effective. If the Registration Statement has been declared effective prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by you, subparagraph (4)) of Rule 424(b) within the time period required under Rule 424(b) under the Act. The Company will advise you promptly of any such filing pursuant to Rule 424(b). The Company will file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                          7.2              The Company will not file with the
Commission the Prospectus or the amendment referred to in Section 1 hereof, any amendment or supplement to the Prospectus, any amendment to the Registration Statement or any Rule 462(b) Registration Statement unless you have received a reasonable period of time to review any such proposed amendment or supplement and consented to the filing thereof and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon the request of the Underwriters or counsel for the Underwriters, the Company will promptly prepare and file with the Commission, in accordance with the rules and regulations of the Commission, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the Underwriters and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, the Company will file any amendment or supplement to the Prospectus with the Commission in the manner and within the time period required by Rule 424(b) under the Act. The Company will advise the Underwriters, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence to the Underwriters of each such filing or effectiveness.

                          7.3              The Company will advise the
Underwriters promptly after receiving notice or obtaining knowledge of (i) when any post-effective amendment to the Registration Statement is filed with the Commission, (ii) the receipt of any comments from the Commission concerning the Registration Statement, (iii) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (v) the suspension of the qualification of the Shares for offer or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, (vi) any request made by the Commission, the Nasdaq National Market or any securities authority of any jurisdiction for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information or (vii) any Material Adverse Effect of the Company or of Southern Belle that makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if any such stop order or suspension is issued, to obtain the withdrawal thereof as promptly as possible.

                          7.4              The Company promptly from time to
time will take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may request and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares; provided, that, in connection therewith the Company shall not be required to qualify in any jurisdiction as a foreign corporation or to file a general consent to service of process in suits (other than those arising out of the offering or sale of the Shares), in any jurisdiction where it is not now so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

                          7.5              The Company will promptly provide
the

Underwriters, without charge, (i) three (3) manually executed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including all financial statements, exhibits and all documents or information incorporated by reference therein, and of any Rule 462(b) Registration Statement and any amendment thereto and (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, without exhibits but including all documents or information incorporated by reference therein, and of any Rule 462(b) Registration Statement and any amendment thereto, as any Underwriter may reasonably request.

                          7.6              As soon as practicable, but not
later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement of the Company and its subsidiaries, if any, covering a period of at least 12 months beginning after the effective date of the Registration Statement (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder. "Availability Date" means the forty-fifth (45th) day after the end of the fourth fiscal quarter following the fiscal quarter in which the Registration Statement went effective, except that if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the ninetieth (90th) day after the end of such fourth fiscal quarter.

                          7.7              During the period beginning from the
date hereof and continuing to and including the date 180 days after the date of the Prospectus (the "Lock-Up Period"), the Company will not, and will cause its officers and directors not to, without the prior written consent of Advest, Inc., directly or indirectly (i) sell, offer to sell, solicit an offer to buy, contract to sell, encumber, distribute, pledge, grant any option for the sale of, or otherwise transfer or dispose of, directly or indirectly, in one or a series of transactions, any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible or exercisable into or exchangeable for shares of Common Stock or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequences of ownership of shares of Common Stock whether any such swap or other agreement is to be settled by delivery of shares of Common Stock, other securities, cash or otherwise, except for (x) the sale of the Shares hereunder; (y) shares issued in acquisitions; and (z) shares issued pursuant to any Plan. Prior to the expiration of the Lock-Up Period, the Company agrees that it will not announce or disclose any intention to do anything after the expiration of such period which the Company is prohibited, as provided in the preceding sentence, from doing during the Lock-Up Period.

                          7.8              During the period of five years
after the effective date of the Registration Statement, the Company will furnish to the Underwriters and, upon request, to each of the other Underwriters, without charge, (i) copies of all reports or other communications (financial or other) furnished to shareholders, (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the NASD, the Nasdaq Stock Market or any national securities exchange and (iii) such other publicly available information concerning the Company and its subsidiaries as the Underwriters may reasonably request.

                          7.9              Prior to the termination of the
underwriting syndicate contemplated by this Agreement, neither the Company nor any of its officers, directors or affiliates will (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares.

                          7.10             In case of any event, at any time
within the period during which a prospectus is required to be delivered under the Act, as a result of which any Preliminary Prospectus or the Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend any Preliminary Prospectus or the Prospectus to comply with the Act or any applicable securities or blue sky laws, the Company promptly will notify the Underwriters and prepare and file with the Commission (at the Company's expense), and any applicable state securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance and will furnish to the Underwriters such number of copies of such amendment(s), supplement(s) or document(s) as the Underwriters may reasonably request. For purposes of this Section, the Company will provide such information to the Underwriters, the Underwriters' counsel and counsel to the Company as shall be necessary to enable such persons to consult with the Company with respect to the need to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus or file any document, and shall furnish to the Underwriters and the Underwriters' counsel such further information as each may from time to time reasonably request. In the event that the Company and the Underwriters agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                          7.11             The Company will use its best
efforts to obtain, and thereafter maintain, the qualification or listing of the shares of Common Stock (including, without limitation, the

Shares) on the Nasdaq National Market for a period of five years following the date hereof.

                          7.12             On or prior to 3:00 PM, New York
City time, on the business day following the later of the execution and delivery of this Agreement or the effective date of the Registration Statement, and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a Prospectus is required by the Act to be delivered in connection with sale by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Underwriters may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer.

                          7.13             In addition to and not in limitation
of the terms and provisions set forth in Section 8.1 hereof, if this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

                          7.14             The Company will apply the net
proceeds from the sale of the Shares to be sold by it hereunder in accordance with the description set forth in the Prospectus.

                          7.15             The Company will furnish to the
Underwriters and counsel for the Underwriters a lock-up letter in the form of Exhibit B hereto (the "Lock-Up Letter") executed by each of its current officers and directors and the those shareholders of the Company beneficially owning in the aggregate not less than 77% of the issued and outstanding shares of capital stock of the Company immediately prior to the consummation of the public offering of the Shares contemplated by this Agreement and after giving effect to the Southern Belle Acquisition.

                          7.16             The Company shall engage and
maintain, at its sole expense, a registrar and transfer agent for the Common Stock.

                          7.17             The Company will pay to Advest, Inc.
a one-time financial advisory fee in the amount of $100,000 for general financial advisory services rendered by Advest, Inc. to the

Company (the "Financial Advisory Fee").

         8.               Expenses.

         The Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 12 hereof, including, without limitation, all costs and expenses incident to (i) the preparation, printing and delivery expenses (including postage, air freight charges and charges for counting and packaging) associated with the Registration Statement, the Preliminary Prospectus and the Prospectus and any amendments or supplements thereto, this Agreement, the power of attorney executed by Ferris, Baker Watts, Incorporated in favor of Advest, Inc. in connection herewith, the Dealer Agreement and related documents (collectively, the "Underwriting Documents") and the preliminary Blue Sky memorandum relating to the offering prepared by Morgan, Lewis & Bockius LLP, counsel to the Underwriters (collectively with any supplement thereto, the "Preliminary Blue Sky Memorandum"); (ii) the fees, disbursements and expenses of the Company's counsel (including local and special counsel) and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation and filing of the Registration Statement (including all amendments thereto), any Preliminary Prospectus, the Prospectus and any amendments and supplements thereto, the Underwriting Documents and the Preliminary Blue Sky Memorandum;
(iii) the delivery of copies of the foregoing documents to the Underwriters;
(iv) the filing fees of the Commission and the NASD relating to the Shares; (v) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees; (vi) the qualification of the Shares for offering and sale under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters (and local counsel therefor) relating thereto, such fees of counsel not to exceed $5,000; (vii) any listing of the Shares on the Nasdaq National Market; (viii) any expenses for travel, lodging and meals incurred by the Company and any of its officers, directors and employees in connection with any meetings with prospective investors in the Shares; and (ix) all other costs and expenses reasonably incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this
Section 8.

         9. Conditions of the Underwriters' Obligations. The obligations of the Underwriters hereunder to purchase and pay for Shares at the Time of Delivery is, in their discretion, subject to the following conditions precedent:

                          9.1              If the Registration statement as
amended to date has not become effective prior to the execution of this

Agreement, such Registration Statement shall have been declared effective not later than 11:00 AM, New York, New York time, on the date of this Agreement or such later date and/or time as shall have been consented to by you in writing. If required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing and in accordance with Section 7.1 of this Agreement and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

                          9.2              The Underwriters shall have received
a copy of an executed Lock-Up Letter from each of the Company's officers and directors and those shareholders of the Company beneficially owning in the aggregate not less than 77% of the issued and outstanding shares of capital stock of the Company immediately prior to the consummation of the public offering of the Shares contemplated by this Agreement and after giving effect to the Southern Belle Acquisition.

                          9.3              You shall have received an opinion,
dated such Time of Delivery, of Arnold & Porter, special counsel for the Company, in form and substance satisfactory to you and your counsel, to the effect that:

                                           (a)                   The Company is
qualified to transact business as a foreign corporation and is in good standing in each jurisdiction set forth on a schedule to such opinion.

                                           (b)                   To such
counsel's knowledge, except as disclosed in the Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.


                                           (c)                   To such
counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or, requiring the Company to include such securities in the securities registered pursuant to the Registration Statement (or any such right has been effectively waived) or requiring the registration of any securities pursuant to any other registration statement filed by the Company under the Act.


                                           (d)              The sale of the
Shares being sold at such Time of Delivery and the performance of this Agreement by the

Company and the consummation of the transactions herein contemplated by the Company will not conflict with or violate any provision of any applicable law, statute, rule or regulation, or in any material respect, conflict with, or (with or without the giving of notice or the passage of time or both) result in
(A) a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or to which any of its properties or assets is subject, or, conflict with or violate any order, judgment or decree of any court or governmental agency or body known by such counsel to have jurisdiction over the Company or any of its properties or assets, except for any breach, violation or default that would not have a Material Adverse Effect on the Company or (B) the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company.

                                           (e)              No consent,
approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the sale of the Shares or the consummation of the transactions contemplated by this Agreement, except the registration of the Shares under the Act, and the authorization for quotation of the Shares on the Nasdaq National Market, all of which shall have been obtained or will be in effect by the Time of Delivery, and except such as may be required by the NASD or under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters.


                                           (f)              To such counsel's
knowledge, other than as disclosed in the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation, pending or threatened, in which the Company is a party or of which any of its properties or assets is the subject which, if determined adversely to the Company, could have a Material Adverse Effect on the Company.


                                           (g)              The statements in
the Prospectus under "Business--Regulation," "Business--Legal Proceedings," "Certain Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations, or legal conclusions, are correct in all material respects and fairly summarize the matters required to be stated therein.


                                           (h)              The Company is not
an "investment company" or a company "controlled" by an investment company as such terms are defined in Sections 3(a) and 2(a)(9), respectively, of the Investment Company Act.


                                           (i)              The Registration
Statement and the Prospectus (other than the financial statements, the notes and schedules thereto and other financial, statistical or market data included therein, to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the respective rules and regulations thereunder.


                                           (j)              To such counsel's
knowledge, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be.


                                           (k)              The Registration
Statement and all post-effective amendments, if any, have become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

         In addition, such counsel shall also state that they have participated in the preparation of the Registration Statement and the Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of and counsel to the Underwriters at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, except as otherwise indicated in their opinion, such counsel has not passed upon or assumed any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has not undertaken to verify independently the accuracy or completeness of the statements in the Registration Statement or the Prospectus, nothing has come to such counsel's attention that has caused it to believe that the Registration Statement, or any further amendment thereto made prior to such Time of Delivery, on its effective date and as of such Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, or that the Prospectus, or any amendment or supplement thereto made prior to such Time of Delivery, as of its issue date and as of such Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements, the notes and schedules thereto and other financial, statistical or market data contained in the Registration Statement, any amendment thereto, or the Prospectus, or any amendment or supplement thereto).


                         9.4              You shall have received an opinion,
dated such Time of Delivery, of Kegler, Brown, Hill & Ritter Co., L.P.A, counsel for the Company with respect to the laws of the State of Ohio, in form and substance satisfactory to you and your counsel, to the effect that:

                                        (a)                   The Company has
been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Ohio and has the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and perform its obligations hereunder.


                                        (b)              The Company's
authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Stock contained in the Prospectus. None of the issued shares of Common Stock of the Company has been issued or is owned or held in violation of any statutory or, to such counsel's knowledge, any other preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of Common Stock of the Company) has any statutory or, to such counsel's knowledge, any other preemptive or other rights to subscribe for any of the Shares.


                                       (c)              Other than the equity
securities held in the investment portfolios of the Company, to such counsel's knowledge, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.


                                       (d)              When the Shares to be
sold by the Company have been duly delivered against payment therefor as contemplated by this Agreement, the Shares will be duly authorized, validly issued and fully paid and nonassessable, the holders thereof will not be subject to personal liability solely by reason of being such holders and the Shares will conform to the description of the Common Stock contained in the Prospectus; the certificates evidencing the Shares will comply with all applicable requirements of Ohio law.


                                       (e)              Upon delivery of the
Shares pursuant to this Agreement and payment therefor as contemplated therein, the Underwriters will acquire valid and unencumbered title to the Shares.


                                       (f)              Upon the filing of the
Certificate of Merger with the Secretary of State of the State of Ohio, the merger of

Southern Belle into the Company shall be effective on that date, or such later date as stated in the Certificate of Merger, under the laws of the State of Ohio. Upon the consummation of such merger, the stockholders of Southern Belle will not be entitled to any rights as dissenting shareholders under the laws of the State of Ohio.


                                       (g)              The sale of the Shares
being sold at such Time of Delivery and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or violate any provision of the articles of incorporation or Code of Regulations of the Company, as amended to date.


                                       (h)              This Agreement has been
duly authorized, executed and delivered by the Company and, assuming due execution by the Underwriters, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.


                                       (i)              The sale of the Shares
being sold at such Time of Delivery and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or violate any provision of any existing law, statute, rule or regulation applicable to the Company.


                         9.5              You shall have received an opinion,
dated such Time of Delivery, of Stoll, Keenon & Park, LLP, counsel for Southern Belle, in form and substance satisfactory to you and your counsel, to the effect that:

                                        (a)                   The performance
of this Agreement by Southern Belle and the consummation of the transactions herein contemplated by Southern Belle will not conflict with or violate any provision of any applicable law, statute, rule or regulation, or in any material respect, conflict with, or (with or without the giving of notice or the passage of time or both) result in (A) a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Southern Belle is a party or to which any of its properties or assets is subject, or, conflict with or violate any order, judgment or decree of any court or governmental agency or body known to such counsel to have jurisdiction over Southern Belle or any of its properties or assets, except for any breach, violation or default that would not have a Material Adverse Effect on Southern Belle or (B) the creation or imposition of any lien, charge or encumbrance upon any property or assets of Southern Belle.


                          (b)              To such counsel's knowledge, other
than as disclosed in the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation, pending or threatened, in which Southern Belle is a party or of which any of its properties or assets is the subject which, if determined adversely to Southern Belle, would have a Material Adverse Effect on Southern Belle.


                          (c)              Southern Belle is not an "investment
company" or a company "controlled" by an investment company as such terms are defined in Sections 3(a) and 2(a)(9), respectively, of the Investment Company Act.


                          (d)              Upon the filing of Certificate of
Merger with the Secretary of State of the State of Kentucky, the merger of Southern Belle into the Company shall be effective, as of and at the effective time specified therein, under the laws of the State of Kentucky. Upon the consummation of such merger, the stockholders of Southern Belle will not be entitled to any rights as dissenting shareholders under the laws of the State of Kentucky.


                          (e)              This Agreement has been duly
authorized, executed and delivered by Southern Belle and, assuming due execution by the Underwriters, constitutes the valid and binding agreement of Southern Belle, enforceable against Southern Belle in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.


                 9.6 You shall have received a reliance letter, dated such Time of Delivery, from Stoll, Keenon & Park, LLP, counsel for Southern Belle, in form and substance satisfactory to you and your counsel, to the effect that you and your counsel may rely upon all of the opinions Stoll, Keenon & Park, LLP is delivering pursuant to Section 6(h) of the Southern Belle Acquisition Agreement as if such opinions were addressed to you and your counsel.

                 9.7 Morgan, Lewis & Bockius LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to matters agreed to by the Underwriters. Such opinion or opinions may be rendered in reliance upon the opinion of Kegler, Brown, Hill & Ritter as to matters governed by Ohio law.

                 9.8 The Underwriters shall have received letters addressed to you, dated the date hereof and on any Time of Delivery, from Coopers & Lybrand LLP, independent public accountants, in form and substance heretofore approved by you.

                 9.9 The Underwriters shall have received letters addressed to you, dated the date hereof and on any Time of Delivery, from Baird, Kurtz & Dobson LLP, independent public accountants, in form and substance heretofore approved by you.

                 9.10 Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change or development involving a prospective change in or affect the financial condition, business or results of operations of the Company or Southern Belle not contemplated by the Prospectus, which in your opinion would make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

                 9.11 Subsequent to the date hereof, there shall not have occurred any of the following: (i) any domestic or international event or act or occurrence has materially disrupted, or in your sole judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof; (ii) trading in the Common Stock shall have been suspended or materially limited on the Nasdaq National Market, or minimum or maximum prices shall have been fixed or maximum ranges for prices shall have been required on the Nasdaq National Market, the listing of the Common Stock on the Nasdaq National Market shall have been terminated, or the Company shall have been notified that such suspension or termination is being contemplated; (iii) trading on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market shall have been suspended or materially limited, or minimum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on such exchanges by such exchanges or by order of the Commission or any other regulatory body or governmental authority having jurisdiction; (iv) a banking moratorium has been declared by a state or federal authority or if any new restriction materially affects the distribution of the Shares at such Time of Delivery; or (v) (A) the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been material and adverse change in political, financial or economic conditions, and the effect of any such event in (A) or (B) as in your sole judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

                 9.12 No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Time of Delivery.

                 9.13 The Company shall have furnished to you at such Time of Delivery certificates of the chief executive and chief financial officers of the Company, in form and substance satisfactory to you, stating that (i) all of the representations and warranties of the Company contained in this Agreement are true and correct on and as of the date hereof and on and as of the Time of Delivery as if made on and as of the Time of Delivery, and (ii) after carefully reviewing the Registration Statement and the Prospectus, in their opinion (A) as of the effective date of the Registration Statement, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(B) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus; and (iii) the Company has performed all of its covenants and other obligations under this Agreement at or prior to such Time of Delivery.

                 9.14 Southern Belle shall have furnished to you at such Time of Delivery certificates of the chief executive of Southern Belle, in form and substance satisfactory to you, stating that all of the representations and warranties of Southern Belle contained in this Agreement and the Southern Belle Acquisition Agreement are true and correct on and as of the date hereof and on and as of the Time of Delivery as if made on and as of the Time of Delivery.

                 9.15 The Underwriters shall have received a certified copy of the Southern Belle Acquisition Agreement, together with all schedules, deliveries and other information required to be provided by Southern Belle to the Company pursuant to the terms of the Southern Belle Acquisition Agreement.

                 9.16 Each condition to the closing under the Southern Belle Acquisition Agreement (other than the issuance of the Shares) shall have been satisfied. At or prior to the First Time of Delivery, the closing under the Southern Belle Acquisition Agreement shall have been consummated on terms that conform in all material respects to the description thereof in the Prospectus and the Registration Statement and the Underwriters shall have received evidence satisfactory to them of the consummation thereof.

                 9.17 The Shares shall be authorized for quotation on the Nasdaq National Market.

                 9.18 The Company shall have furnished or caused to be furnished to you such further certificates and/or documents as you or counsel to the Underwriters shall have reasonably requested.

                 9.19             The Company shall have paid to Advest, Inc.
the Financial Advisory Fee.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and counsel to the Underwriters.

         Any certificate or document signed by any officer of the Company and delivered to you, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

         10.              Indemnification and Contribution.

                          10.1        The Company agrees to indemnify
and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Rule 462(b) Registration Statement or any amendment thereto or (ii) the omission of or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, any Rule 462(b) Registration Statement or any Application of a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that (i) any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein (which information is solely as set forth in Section 2.2 hereof) or
(ii) such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (a) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering contemplated by this Agreement and (b) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the Act, unless such failure was due to the failure by the Company to provide copies of the Prospectus (as so amended) to the Underwriters as required by this Agreement. The Company will not, without the prior written consent of the Underwriters, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not any Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

                          10.2        Each Underwriter, severally but not
jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein (which information is solely as set forth in Section 2.2 hereof); and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

                          10.3        Promptly after receipt by an indemnified
party under Section 10.1 or 10.2 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party, except to the extent that the indemnifying parties shall have been prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that the indemnified party shall have the right to employ not more than one separate counsel (including local counsel) for all indemnified parties, whose fees, costs, disbursements and other expenses shall be the responsibility of the indemnifying party if (i) the indemnifying parties have agreed in writing to pay such fees, costs, disbursements and other expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel or (iii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party. After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. Nothing in this
Section 10.3 shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party.

                          10.4        If the indemnification provided for in
this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under Section 10.1 or 10.2 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 10.3 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section to contribute are several in proportion to their respective underwriting obligations and not joint.

                          10.5        The obligations of the Company under this
Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and employee of the Underwriters and to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, trustee and director of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

                          10.6        Any losses, claims, damages, liabilities
or expenses (including legal) for which an indemnified party is entitled to indemnification or contribution under this Section 10 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 10 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or to any person controlling the Company shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 10.

         11.              Effective Date of this Agreement.

         This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been received by the Company and the Underwriters. Until such time as this Agreement shall become effective, it may be terminated by the Company, by notifying you, or by you, by notifying the Company.

         12.              Termination.

         This Agreement may be terminated in the sole discretion of the Underwriters by notice to the Company given prior to the First Time of Delivery or any Subsequent Time of Delivery, respectively, in the event that
(i) any condition to the obligations of the Underwriters set forth in Section 9 hereof has not been satisfied, or (ii) the Company shall have failed, refused or been unable to deliver the Shares or the Company shall have failed, refused or been unable to perform all obligations and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery, in either case other than by reason of a default by any of the Underwriters. If this Agreement is terminated pursuant to this Section 12, then the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

         Notice of such termination may be given to the Company by telegram, telecopy or telephone.

         13. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and Southern Belle, their respective officers and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person referred to in Section 10.5 or the Company or Southern Belle, or any officer, trustee or director or controlling person of the Company referred to in Section 10.5, and shall survive delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 8, 10 and 12 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         14. Notices. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be mailed, delivered or telegraphed and confirmed in writing to you in care of Advest, Inc., One Rockefeller Plaza, 20th Floor, New York, New York, 10020, Attention: Brett A. Chamberlain (with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, Attention: Christopher T. Jensen, Esq.); if to the Company shall be sufficient in all respects if mailed, delivered or telegraphed and confirmed in writing to Broughton Foods Company, 210 Seventh Street, Marietta, Ohio 45750, Attention: Philip E. Cline (with a copy to Arnold & Porter, 555 Twelfth Street, N.W., Washington, D.C. 20004, Attention: Steven Kaplan, Esq.).

         15. Binding Effect. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and the officers, trustees, directors and employees and controlling persons referred to in Section 10.5 and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any provisions regarding conflicts of laws.

         17. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us one of the counterparts hereof, and upon the acceptance hereof by Advest, Inc., on behalf of itself and Ferris, Baker Watts, Incorporated, this letter will constitute a binding agreement among the Underwriters and the Company.

                                         Very truly yours,

                                         BROUGHTON FOODS COMPANY


                                         By:_________________________
                                            Name:
                                            Title:

                                         As to Sections 3 and 9.14 hereof only:
                                              SOUTHERN BELLE DAIRY COMPANY


                                         By:_________________________
                                            Name:
                                            Title:



The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above in
New York, New York:

ADVEST, INC.
FERRIS, BAKER WATTS, INCORPORATED

By:      ADVEST, INC.

By:__________________________________
     Name:
     Title:

                                   SCHEDULE I

 Underwriter                          Total Number      Number of Option Shares
 -----------                          of Firm Shares    to be Purchased if Maximum
                                      to be Purchased   Option Exercised
                                      ---------------   --------------------------

 Advest, Inc.

 Ferris, Baker Watts, Incorporated


 TOTAL                                =========         ==========

                                   EXHIBIT A




                                      NONE

                                   EXHIBIT B



                            BROUGHTON FOODS COMPANY

                               LOCK-UP AGREEMENT

                                _________, 1997



Advest, Inc.
Ferris, Baker Watts, Incorporated
  As Representatives of the Several Underwriters
One Rockefeller Plaza
New York, New York 10020

Ladies and Gentlemen:

         The undersigned understands that you, as Representatives of the several underwriters (the "Underwriters"), propose to enter into an underwriting agreement (the "Underwriting Agreement") with Broughton Foods Company (the "Company") providing for the public offering (the "Public Offering") by the Underwriters, including yourself, of common stock of the Company (the "Common Stock") pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement").

         In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for a period of 180 days after the effective date of the Registration Statement (the "Lock-Up Period"), not to sell, offer to sell, solicit an offer to buy, contract to sell, encumber, distribute, pledge, grant any option for the sale of, or otherwise transfer or dispose of, directly or indirectly, in one or a series of transactions (collectively, a "Disposition"), any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible or exercisable into or exchangeable for shares of Common Stock (collectively, "Securities"), now owned or hereafter acquired by the undersigned or with respect to which the undersigned has acquired or hereafter acquires the power of disposition, without the prior written consent of Advest, Inc. Prior to the expiration of the Lock-Up Period, the undersigned agrees that it will not announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from doing during the Lock-Up Period. In addition, for the benefit of the Company and the Underwriters, the undersigned hereby (i) waives any right it may have to cause the Company to register pursuant to the Securities Act of 1933, as amended, shares of Common Stock now owned or hereafter acquired or received by the undersigned as a result of the Public Offering and (ii) during the Lock-Up Period, agrees not to exercise any such registration rights and further agrees that the Company shall not be obligated to register any shares in violation of the Underwriting Agreement.

The undersigned acknowledges and agrees that the restrictions above are expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities (or the economic equivalent thereof) during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based marked basket or index) that includes, relates to or derives any significant part of its value from the Securities.

         The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by the undersigned except in compliance with this Lock-Up Agreement.

         It is understood that, if the Underwriting Agreement is not executed, or if the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Common Stock the subject thereof, this Lock-Up Agreement shall automatically terminate and be of no further force or effect.

         This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to its conflict of laws provisions).


                                           Very truly yours,



                                           _____________________________
                                           Name:





                                       37